EXHIBIT 99.1

JOINT FILER INFORMATION
Name:	Bank of America, N.A 100 North Tryon Street Charlotte, NC 28255
Designated Filer:	Bank of America Corporation
Issuer and Ticker Symbol:	Oneida, Ltd. (ONEI)
Date of Event Requiring Statement:	August 9, 2004
Signature:	Bank of America, N.A By: /s/ Charles F. Bowman Charles F. Bowman Senior Vice President
Name:	Fleet National Bank 175 Federal Street, 10th Floor Boston, MA 02110
Designated Filer:	Bank of America Corporation
Issuer and Ticker Symbol:	Oneida, Ltd. (ONEI)
Date of Event Requiring Statement:	August 9, 2004
Signature:	FLEET NATIONAL BANK By: /s/ Charles F. Bowman Charles F. Bowman Senior Vice President
Name:	Banc of America Strategic Solutions, Inc. 100 North Tryon Street Charlotte, NC 28255
Designated Filer:	Bank of America Corporation
Issuer and Ticker Symbol:	Oneida, Ltd. (ONEI)
Date of Event Requiring Statement:	August 9, 2004
Signature:	Banc of America Strategic Solutions, Inc. By: /s/ Jason C. Cipriani Jason C. Cipriani Vice President